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                                                                  EXECUTION COPY

                                NTL INCORPORATED

                   $625,000,000 11-1/2% SENIOR NOTES DUE 2008

                               PURCHASE AGREEMENT

                                                                October 26, 1998



MORGAN STANLEY & CO. INCORPORATED
CHASE SECURITIES INC.
DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Ladies and Gentlemen:



                  NTL incorporated, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the parties named in Schedule I hereto $625,000,000 in aggregate principal amount of its 11-1/2% Senior Notes Due 2008 (the "NOTES"). The parties named in Schedule I hereto are each, individually, an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS." The Notes are to be issued under an indenture (the "INDENTURE"), dated as of November 2, 1998, between the Company and The Chase Manhattan Bank, as trustee (the "TRUSTEE").

                  The sale of the Notes to the Initial Purchasers will be made without registration of the Notes under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance upon exemptions from the registration requirements of the Securities Act. The Initial Purchasers have advised the Company that they will offer and sell the Notes purchased by them hereunder in accordance with Section 4 hereof as soon as they deem advisable after the execution and delivery of this Agreement.

                  In connection with the sale of the Notes, the Company has prepared an offering memorandum, dated October 26, 1998 (the "OFFERING MEMORANDUM"). Any reference to the Offering Memorandum shall be deemed to refer to and include all documents incorporated by reference therein to filings made with the U.S. Securities and Exchange Commission (the "COMMISSION") pursuant to
Section 13(a), 13(c) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and all subsequent documents so filed by the Company with the Commission on or prior to the date of the Offering Memorandum and any reference to the Offering Memorandum, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Offering Memorandum and prior to such specified date and (ii) all documents filed under the Exchange Act and so deemed to be included in the Offering Memorandum or any amendment or supplement thereto are hereinafter called the "EXCHANGE ACT REPORTS."
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                  The Offering Memorandum sets forth certain information
concerning the Company and the Notes. The Company hereby confirms that it has authorized the use of the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers.

                  The holders of the Notes will be entitled to the benefits of the Registration Rights Agreement to be entered into among the Company and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT").

                  For purposes of this Agreement, if closing of the Amalgamation Agreement (as defined in the Offering Memorandum) occurs on or before the Closing Date, references to the Company's "SUBSIDIARIES" and the Company's "MATERIAL SUBSIDIARIES" in respect of periods on or after the closing of the Amalgamation Agreement shall, in each case, be deemed to include, but not be limited to, Comcast UK Cable Partners Limited and such subsidiaries of Comcast UK Cable Partners Limited as shall be deemed to be either "subsidiaries" or "Material Subsidiaries" as those terms are defined in this Agreement.

                  1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

                  (a) The Offering Memorandum, at the date hereof does not, and at the Closing Date (as defined below) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information relating to any Initial Purchaser furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein.

                  (b) Neither the Company, nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("REGULATION D")), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

                  (c) No securities of the same class as the Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                  (d) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation
         D) in connection with any offer or sale of the Notes in the United States.

                  (e) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Securities Act ("REGULATION S") with respect to the Notes, and each of them has complied with the offering restriction requirements of Regulation S in connection with the offering of the Notes outside the United States.


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                  (f) The Notes satisfy the eligibility requirements of Rule
         144A(d)(3) under the Securities Act.

                  (g) At the Closing Date, the Company will have been advised by the National Association of Securities Dealers, Inc. PORTAL Market ("PORTAL") that the Notes have been or will be designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

                  (h) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), without taking account of any exemption arising out of the number of holders of the Company's securities.

                  (i) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing (or the local equivalent thereof, if any) under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, in each case, as described in the Offering Memorandum, and each is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (j) Neither the Company nor any of its subsidiaries is in violation of its respective certificate of incorporation or by-laws or other governing documents or is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, material agreement or material instrument to which the Company or any of its Material Subsidiaries (as defined in the Indenture) is a party or by which it or any of its Material Subsidiaries is bound or to which any of their respective properties is subject or, except as referred to in the Offering Memorandum, is in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company or any of its Material Subsidiaries or any of their respective properties (including any laws, statutes, rules or regulations promulgated by the Independent Television Commission ("ITC"), the Office of Telecommunications ("OFTEL") and the Department of Trade and Industry ("DTI")), nor has any event occurred which with notice or lapse of time or both would constitute such a violation or default, except in each case, which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (k) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture and the Registration Rights Agreement and to issue, sell and deliver the Notes as provided herein and therein.

                  (l) The (i) issuance and sale of the Notes by the Company,
         (ii) execution, delivery and performance of this Agreement, the indenture and the Registration Rights Agreement, (iii) compliance by the Company with the provisions of the Notes, this Agreement, the Indenture and the Registration Rights Agreement, and (iv) consummation of the transactions contemplated by any of the Notes, this Agreement, the Indenture and the Registration Rights Agreement, will not


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         require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, including the Federal Communications Commission, ITC, OFTEL or DTI (except such as may be required under the securities or Blue Sky laws of the various states and those consents, authorizations, approvals, orders, filings, registrations or notices that have been obtained or made and are in full force and effect) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the certificate of incorporation or by-laws (or other governing documents) of the Company or any of its subsidiaries or any bond, debenture, note or any other evidence of indebtedness or in any indenture, material agreement or material instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of its Material Subsidiaries is bound or any of their respective properties is subject, or violate or conflict with any law, statute, rule, regulation, judgment or court decree applicable to the Company or any of its Material Subsidiaries or any of their respective properties (including any laws, statutes, rules or regulations promulgated by ITC, OFTEL or DTI).

                  (m) Except as otherwise set forth in the Offering Memorandum, there are no material investigations, proceedings or actions, whether judicial or administrative and whether brought by any regulatory body, administrative agency or other governmental body or by any other person, pending, or, to the knowledge of the Company, threatened, to which the Company or any of its Material Subsidiaries is a party or of which any of their respective properties is the subject.

                  (n) The Company and each of its Material Subsidiaries have all such permits, licenses, franchises and authorizations of governmental or regulatory authorities or other rights currently necessary to be procured by them in order to engage in the respective businesses currently conducted by each of them as set forth in the Offering Memorandum (collectively, "PERMITS"), including, without limitation, under any laws regulating or relating to the conduct of cable/telephony operations, as are necessary to own, lease and operate its respective properties and to conduct its business, except where the failure to have any such Permit would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole; the Company and each of its Material Subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or result in any other impairment of the rights of the holder of any such Permit, except in each case, as would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, and subject in each case to such qualification as may be set forth in the Offering Memorandum; and, except as described in the Offering Memorandum, no such Permit contains any restriction that would have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its Material Subsidiaries has any reason to believe that any governmental body or regulatory agency is considering limiting, suspending or revoking any Permits, except as would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

                  (o) This Agreement has been duly and validly authorized, executed and delivered by the Company.


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                  (p) The indenture has been duly and validly authorized by the
         Company and, when duly executed and delivered by the Company and duly authorized, executed and delivered by the Trustee, will be the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) the waiver contained in Section 4.04 of the indenture may be deemed unenforceable.

                  (q) The Notes have been duly and validly authorized by the Company and, when (i) the Notes have been duly executed and authenticated in accordance with the terms of the Indenture, (ii) the Notes have been delivered to and paid for by the Initial Purchasers as contemplated by this Agreement and (iii) the indenture has been duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), the Notes will be valid and legally binding obligations of the Company, entitled to the benefits of the indenture and enforceable against the Company in accordance with their terms, except to the extent that (1) enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (2) the waiver contained in Section 4.04 of the indenture may be deemed unenforceable.

                  (r) The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will be the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by the effect of (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) general principles of equity (whether enforcement is considered in a proceeding in equity or at law).

                  (s) The consolidated financial statements of the Company and its subsidiaries present fairly in all material respects the financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented except as described in the Offering Memorandum and except that the unaudited interim financial statements are subject to normal year end adjustments. The selected financial data included in the Offering Memorandum present fairly the information shown therein and have been prepared on a basis consistent with that of the financial statements included in the Offering Memorandum.

                  (t) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

                  (u) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).


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                  (v) The information provided by the Company pursuant to
         Section 5(g) hereof will not, at the date thereof contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading

                  (w) It is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement and the Offering Memorandum to register the Notes under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

                  (x) There is no employee pension or benefit plan with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of ERISA is a party in interest or disqualified person. The execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement, and the resale by the Initial Purchasers of the Notes to certain purchasers as set forth in Section 4 hereof will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the purchasers of the Notes as set forth in the Offering Memorandum under the Section entitled "Transfer Restrictions."

                  (y) The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.125% of the aggregate principal amount thereof the aggregate principal amount of Notes set forth opposite such Initial Purchaser's name on
Schedule I hereto.

                  3. Delivery and Payment. Delivery of and payment for the Notes shall be made at 9:00 A.M., New York time, on November 2, 1998, or such later date as the Initial Purchasers and the Company may agree or as provided in
Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the "CLOSING DATE"). Delivery of the Notes shall be made to the Initial Purchasers for their respective account against payment by the Initial Purchasers of the purchase price thereof to or upon the order of the Company by wire transfer in same-day funds to a U.S. dollar account designated by the Company or such other manner of payment as may be designated by the Company and agreed to by the Initial Purchasers not less than two business days prior to the Closing Date. Delivery of the Notes shall be made at such location as the Initial Purchasers shall reasonably designate at least one business day in advance of the Closing Date and payment for the Notes shall be made at the office of Latham & Watkins ("COUNSEL FOR THE INITIAL PURCHASER"), 885 Third Avenue, New York, New York. Global note certificates representing the Notes shall be registered in such names and in such denominations as the Initial Purchasers may request not less than two full U.S. business days in advance of the Closing Date.


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                  The Company agrees to have the Notes available for inspection and checking by the Initial Purchasers in New York, New York not later than 9:00 A.M., New York time, on the business day prior to the Closing Date.

                  4. Offering of Notes. Each Initial Purchaser (i) acknowledges that the Notes have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and (ii) severally, not jointly, represents and warrants to, and agrees with, the Company that:

                  (a) It has not offered or sold, and will not offer or sell, any Notes except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such securities is aware that such sale is being made in reliance on Rule 144A or (ii) to non-U.S. persons in accordance with Regulation S and in compliance with the representations, warranties and agreements in this Section 4 (all such persons referred to in clauses (i) and (ii) are hereinafter collectively referred to as "ELIGIBLE PURCHASERS").

                  (b) Neither it nor any of its Affiliates or any person acting on its or their behalf has made or will make offers or sales of the Notes in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States, except pursuant to a registered public offering as provided in the Registration Rights Agreement.

                  (c) Neither it nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

                  (d) Neither it nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Notes, except pursuant to a registered public offering as provided in the Registration Rights Agreement.

                  (e) (i) it has not offered or sold, and, prior to the expiry of the period of six months from the Closing Date, it will not offer or sell, any Notes in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on.


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                  (f) No action has been or will be taken by the Company or any other person that would permit the offer or sale of the Notes or the possession or the distribution of the Offering Memorandum or any other offering or publicity material relating to the Notes in any jurisdiction where action for that purpose is required. The Company shall have no responsibility with respect to the rights of any person to offer or sell Notes or to distribute the Offering Memorandum or any other offering material relating to the Notes in any jurisdiction. Accordingly, no Initial Purchaser shall offer, sell or deliver any Notes, or distribute the Offering Memorandum or any other offering or publicity material relating to the Notes, in any jurisdiction except in compliance with applicable laws and regulations of that jurisdiction. Each Initial Purchaser shall obtain any consent, approval or authorization required for it to offer or sell Notes, or to distribute the Offering Memorandum or any other offering or publicity material relating to the Notes under the laws or regulations of any jurisdiction where it proposes to make offers or sales of Notes, or to distribute the Offering Memorandum or any other offering material relating to the Notes, in each case at its own expense, except for the reasonable fees and disbursements of Counsel for the Initial Purchasers relating to the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states of the United States.

                  (g) The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. It represents that it has not offered, sold or delivered the Notes, and will not offer, sell or deliver the Notes (i) as part of its distribution at any time or
         (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, within the United States or to, or for the account or benefit of, U.S. persons, except in accordance with Rule 903 of Regulation S or Rule 144A under the Securities Act. Accordingly, it agrees that neither it, its Affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Notes, and it, its Affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S.

                  (h) It represents and agrees that the Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions and that such securities have been and will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the Distribution Compliance Period (as defined in Rule 902(f) of Regulation
         S) and only upon certification of beneficial ownership of the securities by a non-U.S. person or a U.S. person who purchased such securities in a transaction that was exempt from the registration requirements of the Securities Act.

                  (i) It agrees that, at or prior to confirmation of a sale of Notes (other than a sale in accordance with Section 4(a) hereof), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the Distribution Compliance Period a confirmation or notice to substantially the following effect:

                  "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons
                  (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later


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                  of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S (or Rule 144A or another exemption from the registration requirements of the Securities Act if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

                  It further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Notes, except with its Affiliates or with the prior written consent of the Company.

                  (j) It agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes, except such advertisements that include the statements required by Regulation S.

                  Terms used in this Section 4 that have meanings assigned to them in Regulation S are used in this Section 4 as so defined.

                  5. Agreements. The Company agrees with each Initial Purchaser that:

                  (a) The Company will furnish to each Initial Purchaser and to Counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (b) below, as many copies of the Offering Memorandum and any amendments and supplements thereto as it may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                  (b) At any time prior to the completion of the sale of the Notes by the Initial Purchasers, the Company will not amend or supplement the Offering Memorandum if the Initial Purchasers reasonably object to such amendment or supplement within two business days after receiving a copy thereof and if at any time prior to the completion of the sale of the Notes by the Initial Purchasers, any event occurs as a result of which the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers of the same, will prepare and provide to the Initial Purchasers the proposed amendment or supplement which will correct such statement or omission or effect such compliance and will not publish such amendment or supplement if the Initial Purchasers reasonably object to the publication of such amendment or supplement within two business days after receiving a copy thereof.

                  (c) The Company will arrange for the qualification of the Notes for sale by the Initial Purchasers under the laws of such jurisdictions, if any, as the Initial Purchasers may reasonably designate in writing prior to the date of this Agreement and will maintain such qualifications in effect so long as reasonably required for the distribution of the Notes; provided, however, that the Company shall not be required in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process or taxation in any jurisdiction where it is not now so subject. The Company will promptly advise the Initial Purchasers of the receipt by the


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
         Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (d) The Company will not, and will not permit any of its Affiliates to, resell any Notes that have been acquired by any of them.

                  (e) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

                  (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation
         D) in connection with any offer or sale of the Notes in the United States, except pursuant to a registered public offering as provided in the Registration Rights Agreement.

                  (g) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                  (h) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Notes, except pursuant to a registered public offering as provided in the Registration Rights Agreement, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (i) The Company will cooperate with the initial Purchasers and use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC and, with respect to any Notes sold in accordance with Regulation S. the Cedel Bank, societe anonyme ("CEDEL BANK"), and the Euroclear System ("EUROCLEAR").

                  (j) The Company will not, until 90 days following the Closing Date, without the prior written consent of the initial Purchasers, offer, issue, sell or contract to sell, or otherwise dispose of directly or indirectly, or announce the offering of any senior debt securities issued or guaranteed by the Company (other than (i) pursuant to a registered public offering as provided in the Registration Rights Agreement relating to the Notes, (ii) the solicitation of consents, waivers or any other action by or from the holders of the Company's debt securities outstanding immediately prior to the Closing Date,
         (iii) the negotiation, syndication, arrangement or completion of or borrowings under, the Credit Facility (as defined in the indenture) or
         (iv) the issuance of registered (a) Series B 9-1/2% Senior Notes due 2008, (b) Series B 10-3/4% Senior Deferred Coupon Notes due 2008 and
         (c) Series B 9-314% Senior Deferred Coupon Notes due 2008, in each case in exchange for privately placed (a) 9-1/2% Senior Notes due 2008, (b) 10-

         3/4% Senior Deferred Coupon Notes due 2008 and (c) 9-3/4% Senior Deferred Coupon Notes due 2008, respectively).

                  (k) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Offering Memorandum (including, without limitation, financial statements and supplements thereto), (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Registration Rights Agreement and the indenture, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the sale of the Notes by the initial Purchasers to certain purchasers as set forth in Section 4 above, (iii) the issuance and delivery of the Notes, (iv) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the initial Purchasers' counsel relating to such registration or qualification),
         (v) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vi) the fees, disbursements and expenses of the Company's counsel and accountants,
         (vii) all expenses and listing fees in connection with the application for quotation of the Notes on PORTAL, (viii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for "book-entry" transfer and eligibility of settlement of transactions in the Notes sold in accordance with Regulation S through Euroclear and Cedel Bank, (ix) the fees and disbursements of the Trustee and the registrars of the Notes (including fees and disbursement of their counsel) and (x) the performance by the Company of its other obligations under this Agreement.

                  6. Conditions to the Obligations of the initial Purchasers. The obligations of the Initial Purchasers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "EXECUTION TIME") and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The Company shall have furnished to the initial Purchasers the opinion of Richard J. Lubasch, Senior Vice President, General Counsel and Secretary of the Company, dated the Closing Date, to the effect that:

                           (i) each of the Company and CableTel UK Group, Inc.
                  and any other subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and is incorporated under the laws of the State of Delaware (for purposes of this Section 6(a) only, individually, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES") has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification where failure so to qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole;

                           (ii) all the outstanding shares of capital stock of
                  each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Offering Memorandum, all of the outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                           (iii) the Company's authorized equity capitalization
                  is as set forth in the Offering Memorandum;

                           (iv) the indenture has been duly authorized, executed
                  and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditor's rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) the waiver contained in Section 4.04 of the indenture may be deemed unenforceable;

                           (v) The Registration Rights Agreement has been duly
                  authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the initial Purchasers, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) the enforceability of indemnification and contribution provisions may be limited by Federal and state securities laws or the public policy underlying such laws;

                           (vi) the Notes have been duly and validly authorized
                  and executed by the Company and, when duly authenticated in accordance with the terms of the indenture and delivered to and paid for by the initial Purchasers as contemplated by this Agreement (assuming the due authorization, execution and delivery of the indenture by the Trustee), will constitute valid and legally binding obligations of the Company, entitled to the benefits of the indenture and enforceable against the Company in accordance with their terms, except to the extent that (1) enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (2) the waiver contained in Section 4.04 of the Indenture may be deemed unenforceable;

                           (vii) the statements set forth under the heading
                  "Description of Notes" and "Description of Certain Indebtedness" in the Offering Memorandum, insofar as they purport to constitute a summary of documents referred to therein (and assuming that the documents referred to therein are governed by the law of New York or Delaware) fairly present such documents in all material respects;

                           (viii) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (ix) no consent, approval, authorization or order of
                  any Delaware, New York or U.S. federal court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Notes by the initial Purchasers (as to which counsel need express no opinion) and such other approvals (specified in such opinion) as have been obtained;

                           (x) the issuance and sale of the Notes by the
                  Company, the execution and delivery of the indenture, the Registration Rights Agreement and this Agreement by the Company, compliance by the Company with the terms thereof and the consummation of the transactions contemplated thereby will not (a) conflict with the charter or by-laws of the Company,
                  (b) result in any violation of the General Corporation Law of the State of Delaware, the laws of the State of New York or the federal laws of the United States of America (the "REQUIREMENTS OF LAW") or (c) constitute a breach of or an event of default under the terms of any indenture or other agreement to which the Company or any of its subsidiaries is a party or bound which is listed on Schedule 11 hereto (except that such counsel need not express an opinion as to any covenant, restriction or provision of any such agreement with respect to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries and such counsel may assume that all such agreements or instruments are governed by the law of New York or Delaware) or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator (collectively, the "ORDERS") of the United States or the States of New York or Delaware having jurisdiction over the Company or any of its subsidiaries which conflict, breach or default will have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole or the transactions contemplated by this Agreement; provided, however, that such counsel's opinion expressed in this paragraph may be based on such counsel's review of those Requirements of Law which, in such counsel's experience, are normally applicable to transactions of the type contemplated by in this Agreement, but without having made any special investigation concerning any other Requirements of Law, and those Orders specifically identified to such counsel by the Company as being Orders to which it is subject; provided, however, that such counsel need express no opinion with respect to the U.S. federal or state securities laws or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.;

                           (xi) after due inquiry, such counsel does not know of
                  any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result in a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                           (xii) the Indenture is in such form that would not
                  preclude qualification under the Trust Indenture Act, in accordance with the Registration Rights Agreement;

                           (xiii) assuming (1) the accuracy of the
                  representations and warranties of the Company set forth in
                  Section I of this Agreement and of the initial Purchasers' representations and warranties set forth in Section 4 of this Agreement, (2) the due performance by the Company of the agreements set forth in Section 5 of this Agreement and the due performance by the initial Purchasers of the agreements set forth in Section 4 of this Agreement, (3) compliance by the initial Purchasers with the offering and transfer procedures and restrictions described elsewhere in this Agreement and in the Offering Memorandum, (4) the accuracy of the representations and agreements made in accordance with this Agreement and the Offering Memorandum by the purchasers to whom the initial Purchasers initially resell the Notes and
                  (5) that purchasers to whom the Initial Purchasers initially resell the Notes receive a copy of the Offering Memorandum prior to such sale, the offer, sale and initial resale of the Notes in the manner contemplated by this Agreement and the Offering Memorandum, do not require registration under the Securities Act and the indenture does not require qualification under the Trust indenture Act, it being understood that such counsel does not express any opinion as to any subsequent resale of any Note; and

                           (xiv) the Company is not required to be registered as
                  an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

                  Such counsel shall also state that, in the course of preparation by the Company of the Offering Memorandum, such counsel has participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and representatives of Counsel for the Initial Purchasers, at which conferences the contents of the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and has made no independent check or verification thereof (except as stated in paragraph (vii) hereof), on the basis of the foregoing (relying as to materiality to a large extent upon the statements of directors, officers and other representatives of the Company), no facts have come to such counsel's attention which have caused such counsel to believe that the Offering Memorandum, as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any opinion or belief with respect to the financial statements and schedules and other financial and accounting data included in or omitted from the Offering Memorandum).

                  Such opinion may be limited to the General Corporation Law of the State of Delaware and the laws of the State of New York and the federal laws of the United States and may be subject to customary assumptions, qualifications and exceptions. In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel who are satisfactory to Counsel for the Initial Purchasers.

                  All references in this Section 6(a) to the Offering Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

                  (b) If the transactions contemplated by the Amalgamation Agreement shall have closed by the Closing Date, the Company shall have furnished to the initial Purchasers an opinion of counsel reasonably satisfactory to the Initial Purchasers, dated the C losing Date, to the effect that:

                           (i) Comcast UK Cable Partners Limited has been duly
                  organized and is validly existing and in good standing under the laws of its jurisdiction of organization with full power and authority to own its properties and conduct its business as described in the Offering Memorandum;

                           (ii) all the outstanding shares of capital stock of
                  Comcast UK Cable Partners Limited have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Offering Memorandum, all of the outstanding shares of capital stock of such entity are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                  (c) The Company shall have furnished to the Initial Purchasers the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, dated the Closing Date, to the effect that:

                           (i) each of the Company and CableTel UK Group, Inc.
                  (for purposes of this Section 6(c) only, individually, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES") has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware;

                           (ii) the Indenture has been duly authorized, executed
                  and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditor's rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) the waiver contained in Section 4.04 of the Indenture may be deemed unenforceable;

                           (iii) The Registration Rights Agreement has been duly
                  authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the initial Purchasers, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and

                  (iii) the enforceability of indemnification and contribution provisions may be limited by Federal and state securities laws or the public policy underlying such laws;

                           (iv) the Notes have been duly and validly authorized
                  and executed by the Company and, when duly authenticated in accordance with the terms of the indenture and delivered to and paid for by the initial Purchasers as contemplated by this Agreement (assuming the due authorization, execution and delivery of the indenture by the Trustee), will constitute valid and legally binding obligations of the Company, entitled to the benefits of the indenture and enforceable against the Company in accordance with their terms, except to the extent that (1) enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (v) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (2) the waiver contained in Section 4.04 of the Indenture may be deemed unenforceable;

                           (v) the statements made under the heading
                  "Description of Notes" and "Description of Certain Indebtedness" in the Offering Memorandum, insofar as they constitute summaries of the provisions of the indenture and the Notes, fairly present such provisions in all material respects;

                           (vi) this Agreement has been duly authorized,
                  executed and delivered by

                           (vii) although the discussion in the Offering
                  Memorandum under the caption "Certain Federal Income Tax Considerations" does not purport to discuss all possible U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes, such discussion constitutes, in all material respects, a fair summary of the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes under current law;

                           (viii) the issuance and sale of the Notes by the
                  Company, the execution and delivery of the indenture, the Registration Rights Agreement and this Agreement by the Company, compliance by the Company with the terms thereof and the consummation of the transactions contemplated thereby will not (a) conflict with the charter or by-laws of the Company,
                  (b) result in any violation of the General Corporation Law of the State of Delaware, the laws of the State of New York or the federal laws of the United States of America (the "REQUIREMENTS OF LAW") or (c) constitute a breach of or event of default under the terms of any indenture or other agreement to which the Company or any of its Subsidiaries is a party or bound which is listed on Schedule 11 hereto (except that such counsel need not express an opinion as to any covenant, restriction or provision of any such agreement with respect to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries and such counsel may assume that all such agreements or instruments are governed by the law of New York or Delaware) or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator (collectively, the "ORDERS") of the United States or the States of Delaware or New York having jurisdiction over the

                  Company or any of its subsidiaries; provided, however, that such counsel's opinion expressed in this paragraph may be based on such counsel's review of those Requirements of Law which, in such counsel's experience, are normally applicable to transactions of the type contemplated by in this Agreement, but without having made any special investigation concerning any other Requirements of Law, and those Orders specifically identified to such counsel by the Company as being Orders to which it is subject; provided, however, that such counsel need express no opinion in this paragraph with respect to the U.S. federal or state securities laws or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, inc.;

                           (ix) the indenture is in such form that would not
                  preclude qualification under the Trust indenture Act, in accordance with the Registration Rights Agreement; and

                           (x) assuming (1) the accuracy of the representations
                  and warranties of the Company set forth in Section I of this Agreement and of the initial Purchasers' representations and warranties set forth in Section 4 of this Agreement, (2) the due performance by the Company of the agreements set forth in
                  Section 5 of this Agreement and the due performance by the initial Purchasers of the agreements set forth in Section 4 of this Agreement, (3) compliance by the initial Purchasers with the offering and transfer procedures and restrictions described elsewhere in this Agreement and in the Offering Memorandum, (4) the accuracy of the representations and agreements made in accordance with this Agreement and the Offering Memorandum by the purchasers to whom the initial Purchasers initially resell the Notes and (5) that purchasers to whom the Initial Purchasers initially resell the Notes receive a copy of the Offering Memorandum prior to such sale, the offer, sale and initial resale of the Notes in the manner contemplated by this Agreement and the Offering Memorandum, do not require registration under the Securities Act and the indenture do not require qualification under the Trust indenture, it being understood that such counsel does not express any opinion as to any subsequent resale of any Note.

                  Such counsel shall also state that, in the course of preparation by the Company of the Offering Memorandum, such counsel has participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the initial Purchasers and representatives of Counsel for the initial Purchasers, at which conferences the contents of the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and has made no independent check or verification thereof (except to the extent stated in paragraphs (v) and (vii) hereof), on the basis of the foregoing, no facts have come to such counsel's attention which have caused such counsel to believe that the Offering Memorandum, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any opinion or belief with respect to the financial statements and schedules and other financial and accounting data included in or omitted from the Offering Memorandum).

                  Such opinion may be limited to the General Corporation Law of the State of Delaware and the laws of the State of New York and the federal laws of the United States and may be subject to customary assumptions, qualifications and exceptions. In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel who are satisfactory to Counsel for the initial Purchasers

                  All references in this Section 6(c) to the Offering Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

                  (d) The Company shall have furnished to the initial Purchasers the opinion of Robert Mackenzie, Director of Legal Affairs of the Company, dated the Closing Date, in the form previously approved by counsel to the initial Purchasers.

                  (e) The initial Purchasers shall have received from Latham & Watkins, Counsel for the initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Offering Memorandum (as amended or supplemented at the Closing Date) and other related matters as the initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (f) The Company shall have furnished to the initial Purchasers a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting of fleer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Offering Memorandum, any amendment or supplement to the Offering Memorandum and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                           (ii) since the date of the most recent financial
                  statements included in the Offering Memorandum, there has been no adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, which is material to the Company and its subsidiaries taken as a whole whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto); and

                           (iii) no consolidated financial statements of the
                  Company prepared in accordance with U.S. generally accepted accounting principles as of any date or any period subsequent to June 30, 1998 are available.

                  (g) At the Closing Date, Ernst & Young LLP shall have furnished to the initial Purchasers a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the initial Purchasers, confirming that they are independent auditors with respect to the Company within the meaning of Rule 101 of AICPA's Code of Professional Conduct and its interpretation and rulings and stating in effect that:

                  (i) the consolidated financial statements and financial statement schedules audited by them and included in the Offering Memorandum comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations

                  (ii) they have audited the consolidated balance sheets of the Company and its subsidiaries as of December 31, 1996 and 1997, and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997, all included in the Offering Memorandum;

                  (iii) they have read the 1997 and 1998 minutes of meetings of the shareholders and the Board of Directors and other committees of the Company and its subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of the letter, and have inquired of certain officials of the Company who have responsibility for financial and accounting matters;

                  (iv) with respect to the six-month periods ended June 30, 1997 and 1998, (X) they have (1) performed the procedures specified by the American Institute of Certified Public Accountants for review of interim financial information as described in SAS No. 71, "Interim Financial Information", on the unaudited condensed consolidated financial statements of the Company and its subsidiaries (the "UNAUDITED FINANCIALS") included in the Offering Memorandum and (2) inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the Unaudited Financials are stated on a basis substantially consistent with that of the audited consolidated financial statements of the Company and its subsidiaries included in the Offering Memorandum and (Y) as a result of the procedures performed in (X) above, nothing came to their attention that caused them to believe that any material modifications should be made to such Unaudited Financials for them to be in conformity with generally accepted accounting principles;

                  (v) with respect to the period subsequent to June 30, 1998, management of the Company has informed them that there were not any changes at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or decreases in the capital stock of the Company as compared with the amounts shown on the June 30, 1998, condensed consolidated balance sheet referred to above, except in all instances for changes, decreases or increases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers;

                  (vi) nothing came to their attention that caused them to believe that any unaudited pro forma financial statements included in the Offering Memorandum do not comply as to form in all material respects with Regulation S-X of the Securities Act or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

                           (vii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Offering Memorandum agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                  In rendering such letter or letters, Ernst & Young LLP may rely upon the letters of Deloitte & Touche LLP and PriceWaterhouseCoopers LLP with respect to certain historical financial information included in the unaudited pro forma financial statements.

                  (h) At the Closing Date, Deloitte & Touche LLP shall have furnished to the Initial Purchasers a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent auditors with respect to Comcast UK Cable Partners Limited, ComTel UK Finance, B.V. and Telecential and their respective subsidiaries within the meaning of Rule 101 of AICPA's Code of Professional Conduct and its interpretation and rulings and stating in effect that:

                           (i) the consolidated financial statements and
                  financial statement schedules audited by them and included in the Offering Memorandum comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations

                           (ii) they have audited the consolidated balance
                  sheets of Comcast UK Cable Partners Limited, ComTel UK Finance, B.V. and Telecential and their respective subsidiaries as of December 31, 1996 and 1997, and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997, all included in the Offering Memorandum;

                           (iii) they have read the 1997 and 1998 minutes of
                  meetings of the shareholders and the Board of Directors and other committees of Comcast UK Cable Partners Limited, ComTel UK Finance, B.V. and Telecential and their respective subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of the letter, and have inquired of certain officials of Comcast UK Cable Partners Limited, ComTel UK Finance, B.V. and Telecential and their respective subsidiaries who have responsibility for financial and accounting matters;

                           (iv) with respect to the six-month periods ended June
                  30, 1997 and 1998, (X) they have (1) performed the procedures specified by the American Institute of Certified Public Accountants for review of interim financial information as described in SAS No. 71, "Interim Financial Information", on the unaudited condensed consolidated financial statements of Comcast UK Cable Partners Limited, ComTel UK Finance, B.V. and Telecential and their respective subsidiaries (the "D&T UNAUDITED FINANCIALS") included in the Offering Memorandum and
                  (2) inquired of certain officials of Comcast UK Cable Partners Limited, ComTel UK Finance, B.V. and Telecential and their respective subsidiaries who have responsibility for financial and accounting matters whether the D&T Unaudited Financials are stated on a basis substantially consistent with that of the audited consolidated financial statements of Comcast UK Cable Partners Limited, ComTel UK Finance, B.V. and Telecential and their respective subsidiaries included in the Offering Memorandum and (Y) as a result of the procedures performed in (X) above, nothing came to their attention that caused them to believe that any material modifications should be made to such D&T Unaudited Financials for them to be in conformity with generally accepted accounting principles;

                           (v) with respect to the period subsequent to June 30,
                  1998, management of Comcast UK Cable Partners Limited, ComTel UK Finance, B.V. and Telecential and their respective subsidiaries has informed them that there were not any changes at a specified date not more than five business days prior to the date of the letter, in the long-term debt of Comcast UK Cable Partners Limited, ComTel UK Finance, B.V. and Telecential and their respective subsidiaries or decreases in the capital stock of Comcast UK Cable Partners Limited, ComTel UK Finance, B.V. and Telecential and their respective subsidiaries as compared with the amounts shown on the June 30, 1998, condensed consolidated balance sheet referred to above, except in all instances for changes, decreases or increases set forth in such letter, in which case the letter shall be accompanied by an explanation by Comcast UK Cable Partners Limited, ComTel UK Finance, B.V. and Telecential and their respective subsidiaries as to the significance thereof unless said explanation is not deemed necessary by the initial Purchasers; and

                           (vi) they have performed certain other specified
                  procedures as a result of which they determined that certain information of accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Comcast UK Cable Partners Limited, ComTel UK Finance, B.V. and Telecential and their respective subsidiaries) set forth in the Offering Memorandum agrees with the accounting records of Comcast UK Cable Partners Limited, ComTel UK Finance, B.V. and Telecential and their respective subsidiaries, excluding any questions of legal interpretation.

                  (i) At the Closing Date, PriceWaterhouseCoopers LLP shall have furnished to the Initial Purchasers a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent auditors with respect to Comcast UK Finance B.V. within the meaning of Rule 101 of AICPA's Code of Professional Conduct and its interpretation and rulings and stating in effect that:

                  (i) the consolidated financial statements and financial statement schedules audited by them and included in the Offering Memorandum comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations

                  (ii) they have audited the consolidated balance sheets Comcast UK Finance B.V. as of December 31, 1996 and the consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996, all included in the Offering Memorandum;

                  (iii) they have performed certain other specified procedures as a result of which they determined that certain information of accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Comcast UK Finance B.V.) set forth in the Offering Memorandum agrees with the accounting records of Comcast UK Finance B.V., excluding any questions of legal interpretation.

                  (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Offering Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries the effect of which is, in the judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to market the Notes as contemplated by the Offering Memorandum.

                  (k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act).

                  (l) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

                  (m) On or prior to the Closing Date, the Indenture and the Registration Rights Agreement shall have been executed substantially in the form hereto delivered to you and shall have been delivered to you and the Trustee.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and Counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 will be delivered at the office of Latham & Watkins, Counsel for the Initial Purchasers, at 885 Third Avenue, New York, New York, on the Closing Date.

                  7. Reimbursement of Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers in payment for the Notes on the Closing Date, the Company will reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes against appropriate receipts there for.

                  8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, each person who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of such Initial Purchaser or controlling person thereof against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Memorandum or any information provided by the Company to any holder or prospective purchaser of Notes pursuant to paragraph 5(g) hereof or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information relating to any Initial Purchaser furnished to the Company by or on behalf of any Initial Purchaser specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser specifically for inclusion in the Offering Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements relating to the Initial Purchasers set forth in the last paragraph of the cover page and in the second and third sentences of the second paragraph, the fifth paragraph and the eleventh paragraph under the heading "Plan of Distribution" in the Offering Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Offering Memorandum (or in any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the named parties of any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon the advice of such counsel (with a copy to the indemnifying party) that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (in any of which cases the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by the indemnified party, and that all such reasonable fees and expenses shall be reimbursed as they are incurred upon written request and presentation of satisfactory invoices). The indemnifying party shall indemnify and hold harmless the indemnified party from and against all losses, claims, damages and liabilities by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by the immediately preceding sentence effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent that it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case, prior to the date of settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent
(i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "LOSSES") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Initial Purchasers from the offering of the Notes; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Notes) be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Initial Purchasers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Notes hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchasers. The Initial Purchasers' respective obligations to contribute to this Section 8 are several in proportion to the principal amount of Notes they have purchased hereunder, and not joint. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph
(d).

                  9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of the Notes set forth opposite their names in Schedule I bears to the aggregate principal amount of such Notes set forth opposite the names of all the remaining Initial Purchasers in Schedule I) the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of such Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of such Notes set forth in Schedule 1, the remaining Initial Purchasers that agreed to purchase such Notes shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Notes, and if such non-defaulting Initial Purchasers do not purchase all such Notes, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the non-defaulting Initial Purchasers shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

                   10. Termination. This Agreement shall be subject to termination by notice given by the Initial Purchasers to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date
(i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Initial Purchasers, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Initial Purchasers, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum.

                   11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                   12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or sent by facsimile (212-761-0086) and confirmed to them, at Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, attention: General Counsel; or, if sent to the Company, will be mailed, delivered or sent by facsimile (212-906-8497) and confirmed to it at 110 East 59th Street, 26th Floor, New York, New York 10022, attention: General Counsel.

                   13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof and, except as expressly set forth in Section 5(h) hereof no other person will have any right or obligation hereunder.

                   14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                   15. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized not to open or are not obligated by law, executive order or regulation to open.

                   16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.


                            [Signature pages follow]

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Initial Purchaser.

                                Very truly yours,



                                NTL INCORPORATED



                                By:  /s/ George S. Blumenthal
                                     ___________________________________________
                                     Name:  George S. Blumenthal
                                     Title: Chairman

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.


MORGAN STANLEY & CO. INCORPORATED



By:  /s/ Donal A. Quigley
     __________________________________
     Name:
     Title:



CHASE SECURITIES INC.



By:            Illegible
     __________________________________
     Name:
     Title:



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION



By:  /s/ Anthony Belinkoff
     __________________________________
     Name: Anthony Belinkoff
     Title: Managing Director



GOLDMAN, SACHS & CO.



By:  /s/ Goldman, Sachs, & Co.
     __________________________________
     Name:
     Title:

                                   SCHEDULE I

                                                                          PRINCIPAL AMOUNT OF NOTES
INITIAL PURCHASER                                                             TO BE PURCHASED
----------------------------------------------------------------------    -------------------------
Morgan Stanley & Co. Incorporated ....................................        $ 406,250,000
Chase Securities Inc. ................................................           93,750,000
Donaldson, Lufkin & Jenrette Securities Corporation...................           62,500,000
Goldman, Sachs & Co. .................................................           62,500,000
                                                                              =============

     TOTAL ...........................................................        $ 625,000,000

                                  SCHEDULE II


1. Amended and Restated Agreement of Reorganization and Plan of Merger, dated as of May 28, 1993, among the Company, OCOM Corporation and CableTel Merger, Inc.

2. Rights Agreement, dated as of October 1, 1993, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent.

3. Indenture, dated as of April 20, 1995, between the Company and the Trustee, governing the Company's 12-3/4% Senior Deferred Coupon Notes Due 2005, as amended by a First Supplemental Indenture, dated as of January 22, 1996, as amended by a Second Supplemental Indenture, dated as of October 14, 1998.

4. Indenture, dated as of January 30, 1996, between the Company and the Trustee, governing the Company's 11-1/2% Senior Deferred Coupon Notes Due 2006, as amended by a First Supplemental Indenture, dated as of October 14, 1998.

5. Indenture, dated as of June 12, 1996, between the Company and the Trustee governing the Company's 7% Convertible Subordinated Notes Due 2008.

6. Indenture, dated as of February 12, 1997, between the Company and the Trustee governing the Company's 10% Senior Notes Due 2007, as amended by a First Supplemental Indenture, dated as of October 14, 1998.

7. Warrants to Purchase Common Stock issued by the Company to various persons in the form included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

8.       NTL, Inc. 1993 Stock Option Plan.

9.       NTL, Inc. 1993 Non-Employee Director Stock Option Plan.

10.      OCOM Corporation 1991 Stock Option Plan.

11. Consulting Agreement between the Company and Insight Communications Company, L.P.

12. Non-Competition Agreements between the Company and various persons in the form included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

13. Credit Facility between the Company and The Chase Manhattan Bank, dated as of October 17, 1997, as amended by that certain letter agreement, dated as of March 6, 1998.

14. Indenture, dated as of March 13, 1998, between the Company and The Chase Manhattan Bank governing the Company's 9-1/2% Sterling Senior Notes Due 2008.

15. Indenture, dated as of February 12, 1997, between the Company and The Chase Manhattan Bank governing the Company's 10-3/4% Sterling Senior Deferred Coupon Notes Due 2008.

16. Indenture, dated as of February 12, 1997, between the Company and The Chase Manhattan Bank governing the Company's 9-3/4% Senior Deferred Coupon Notes Due 2008.

17. Agreement and Plan of Amalgamation, dated as of February 4, 1998, as amended, among the Company, NTL (Bermuda) Limited, a Bermuda corporation and a wholly-owned subsidiary of the Company and Comcast UK Cable Partners Limited.(1)

18. Share Exchange Agreement, dated as of June 16, 1998, among the Company and the shareholders of Diamond Cable Communications Plc. set forth therein.




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(1)      This agreement may be removed from this Schedule II if the amalgamation has closed by the Closing Date.